PRESS RELEASE – FOR IMMEDIATE RELEASE

ITC Holdings Corp. Declares Dividend to Shareholders

NOVI, Mich., Feb. 10, 2009 – ITC Holdings Corp. (NYSE: ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC common stock of $0.305 per share payable on March 16, 2009, to shareholders of record on March 2, 2009.

About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission, Michigan Electric Transmission Company (METC) and ITC Midwest, ITC operates contiguous, regulated, high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois and Missouri, serving a combined peak load in excess of 25,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)

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Investor/Analyst Contact:	Media Contact:
ITC Holdings Pat Wenzel 248-946-3570 pwenzel@itc-holdings.com	ITC Holdings Lisa Aragon 248-835-9300 laragon@itctransco.com